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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


                      SOFTECH REPORTS Q4 & FY 2006 RESULTS
                PRODUCTCENTER REVENUE GROWTH OF 18% FOR THE YEAR;
                         SIGNIFICANT NEW CUSTOMER GROWTH


TEWKSBURY, Mass.--(BUSINESS WIRE)--AUGUST 29, 2006--SofTech, Inc. (OTCBB:SOFT -
NEWS), a proven provider of product lifecycle management (PLM) solutions, today announced results for its fourth quarter and fiscal year 2006. Revenue for the fourth quarter of fiscal 2006 was about $3.1 million essentially unchanged from the same period in fiscal 2005. The net loss for Q4 2006 was $(315,000) or $(.03) per share as compared to a net loss of $(482,000) or $(.04) per share for Q4 of the prior year. The net loss adjusted for non-cash expenses related to amortization of intangible assets resulting from acquisitions, a Non-GAAP financial measure, was $39,000 in the fourth quarter of fiscal 2006 as compared to $126,000 for the same period in fiscal 2005. A reconciliation of GAAP results to this non-GAAP financial measure for each of the periods is presented in a table below.

Revenue for fiscal year 2006 was about $12.5 million as compared to about $12.1 million for fiscal year 2005. The net loss for fiscal 2006 was about $(1.33) million as compared to about $(1.43) million for fiscal 2005. The net loss adjusted for non-cash expenses related to amortization of intangible assets resulting from acquisitions, a Non-GAAP financial measure, was about $.5 million for fiscal 2006 as compared to about $1.0 million for fiscal 2005.

The Company's revenue is derived almost entirely from technology acquisitions completed between 1997 and 2002. As a result, management believes the Company's financial profile is very unique, at least in the industry in which it operates. At May 31, 2006, approximately 73% of its assets are composed of intangible assets related to these acquisitions. For fiscal year 2006, the amortization of these intangible assets was approximately 14% of its total expenses and 15% of its revenue. Further, the periods over which these intangible costs are expensed are highly judgmental.

It is management's opinion that comparing results of operations from period to period and to other companies in our industry absent these non-cash expenses related to acquisitions is a more meaningful measure of our performance given the Company's unique financial profile detailed above. It is also management's belief that this Non-GAAP measure of performance is one of the most critical measures of Company valuation for investors. Lastly, this measure of performance has been, and is expected to continue to be, a significant component of the incentive compensation plan for the Company's President.

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The revenue increase from fiscal 2005 to 2006 was due to an 18% year-over-year increase in the Company's ProductCenter offering which was partially offset by decreases of 11% and 4% from its CADRA and AMT product lines, respectively. The majority of the increase in ProductCenter revenue was the result of 11 new customer wins, mostly in very competitive situations, during fiscal 2006. This followed 12 new customer wins for this product line from 2005.

The Company's expenses for 2006 increased by $265,000 or 2% from the prior year. Non-cash amortization expense decreased by $568,000 which was offset by increased spending related to R&D expenditures aimed at broadening the addressable market for ProductCenter and increased Sales and Marketing expenses also for that product line. The increase in the prime rate during fiscal 2006 increased our year-over-year cost of borrowing by 35% despite lower average debt balances.

"We had a great year in expanding the capability of ProductCenter and in winning new business," said Joe Mullaney, President of SofTech, Inc. "Additional sales resources and new marketing initiatives in fiscal 2006 focused on that technology have increased our revenue and our pipeline of identified opportunities. Unfortunately, the combination of increases in the prime rate, which increased our borrowing costs, and reduced software maintenance renewal rates for our other product lines resulted in financial performance below our expectations for the fiscal year. This was especially true in the second half of fiscal 2006."

"We remain optimistic that our ProductCenter technology can compete effectively as an affordable, easy to use and easy to install, data management and collaboration technology especially applicable to the multi-CAD design environment. It is our belief that the majority of manufacturing companies operate in this kind of environment. As the migration from 2D to 3D CAD authoring tools accelerates over the next several years, we believe ProductCenter has the opportunity to get its share of the market," Mullaney added.

 ABOUT SOFTECH
SofTech, Inc. (OTCBB: SOFT) is a proven provider of product lifecycle management
(PLM) solutions with its flagship ProductCenter(TM) PLM solution, and its computer-aided design and manufacturing (CAD/CAM) products, including CADRA(TM) and Prospector(TM).

SofTech's solutions accelerate products and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech solutions, including General Electric Company, Goodrich, Honeywell, Siemens, Sikorsky Aircraft, U.S. Army, and Whirlpool Corporation. Headquartered in Tewksbury, Massachusetts, SofTech (WWW.SOFTECH.COM) has locations and distribution partners throughout North America, Europe, and Asia.

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SofTech, CADRA, ProductCenter and Prospector are trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements made above with respect to SofTech's outlook for fiscal 2007 and beyond represent "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and are subject to a number of risks and uncertainties. These include, among other risks and uncertainties, general business and economic conditions, generating sufficient cash flow from operations to fund working capital needs, potential obsolescence of the Company's technologies, maintaining existing relationships with the Company's lender, remaining in compliance with debt covenants, successful introduction and market acceptance of planned new products and the ability of the Company to attract and retain qualified personnel both in our existing markets and in new territories.

Contact: Joseph P. Mullaney
         President and COO
         (978) 640-6222 extension 224


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SOFTECH, INC.
FINANCIAL SUMMARY

                                           FOR THE THREE MONTH PERIODS ENDED
-----------------------------------------------------------------------------
                                             MAY 31,                MAY 31,
(in thousands)                                 2006                   2005
                                               ----                   ----

Revenue                                     $ 3,095               $ 3,112
-----------------------------------------------------------------------------
Income (loss) from
   operations                                    52                  (261)
-----------------------------------------------------------------------------
Net loss                                       (315)                 (482)
-----------------------------------------------------------------------------
Loss per share                                 (.03)                 (.04)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------

                                           FOR THE FISCAL YEARS ENDED
-----------------------------------------------------------------------------
                                             MAY 31,                MAY 31,
(in thousands)                                 2006                   2005
                                               ----                   ----

Revenue                                     $ 12,478              $ 12,120
-----------------------------------------------------------------------------
Loss from operations                            (115)                 (522)
-----------------------------------------------------------------------------
Net loss                                      (1,332)               (1,425)
-----------------------------------------------------------------------------
Loss per share                                  (.11)                 (.12)
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------


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RECONCILIATION OF NET LOSS TO NON-GAAP FINANCIAL MEASURES:

The net loss calculated in accordance with GAAP is adjusted below by non-cash expenses related to amortization of intangible assets resulting from acquisitions. It is management's view that this Non-GAAP financial measure provides important information in understanding the Company's financial performance.

                                             FOR THE THREE MONTH PERIODS ENDED
------------------------------------------------------------------------------
                                                MAY 31,                MAY 31,
(in thousands)                                    2006                  2005
                                                  ----                  ----

Net loss                                         $(315)                $(482)

Plus: Non-cash amortization                        354                   608

Non-GAAP financial measure
                                                    39                   126




                                                  FOR THE FISCAL YEARS ENDED
-------------------------------------------------------------------------------
                                                MAY 31,                MAY 31,
(in thousands)                                    2006                  2005
                                                  ----                  ----

Net loss                                       $(1,332)                $(1,425)

Plus: Non-cash amortization                      1,872                   2,440

Non-GAAP financial measure
                                                   540                   1,015